Exhibit 24.4

POWER OF ATTORNEY

            CHRISTOPHER P. JOHNS, the undersigned, Senior Vice President, chief Financial Officer, and Treasurer of Pacific Gas and Electric Company (the “Company”), hereby constitutes and appoints LINDA Y.H. CHENG, WONDY S. LEE, ERIC MONTIZAMBERT, GARY P. ENCINAS, JOHN E. FORD, KATHLEEN M. HAYES, and DOREEN A. LUDEMANN, and each of them, as his attorneys in fact with full power of substitution and resubstitution to sign and file with the Securities and Exchange Commission in his capacity as Senior Vice President, Chief Financial Officer, and Treasurer (principal financial officer) of said Company:

            (A) Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-109994), to be filed with the Securities and Exchange Commission relating to the sale of debt securities of the Company (the “Registration Statement”), and

            (B)  any and all amendments, supplements, and other filings or documents related to such Registration Statement.

            The undersigned hereby ratifies all that said attorneys in fact or any of them may do or cause to be done by virtue hereof.

            IN WITNESS WHEREOF, I have signed these presents this 27th day of October, 2005.

CHRISTOPHER P. JOHNS
Christopher P. Johns